Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the reference of our firm under the caption “Experts” in the Registration Statement on Form S-3 and related Prospectus Supplement of Insituform Technologies, Inc. and the inclusion of our report dated July 7, 2008, on our audits of the consolidated financial statements of The Bayou Companies, L.L.C. and Subsidiaries for the years ended December 31, 2007 and 2006 in such Registration Statement.

/s/ Castaing Hussey & Lolan, LLC

New Iberia, Louisiana
January 31, 2009